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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549-1004


                                   FORM 8-K


                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR  15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) November 1, 2001
                                                       ----------------


                      Commission File Number 33-64325
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                          REUNION INDUSTRIES, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


        DELAWARE                                    06-1439715
------------------------              ------------------------------------
(State of Incorporation)              (I.R.S. Employer Identification No.)


                      11 STANWIX STREET, SUITE 1400
                      PITTSBURGH, PENNSYLVANIA 15222
       ------------------------------------------------------------
       (Address of principal executive offices, including zip code)


                              (412) 281-2111
           ----------------------------------------------------
           (Registrant's telephone number, including area code)


                              Page 1 of 4 pages.

                         Exhibit index is on page 3.

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ITEM 5.   Other Item.

     On November 1, 2001, the Company issued a public announcement via press release that it would be delayed in making its November 1, 2001 semi-annual interest payment of $1.616 million on its 13% Senior Notes due 2003 and to attribute such delay to insufficient availability under its revolving credit facility due to a weak industrial economy.

     The Company also announced that failure to make the November 1 interest payment is a default under the Indenture which supports the 13% Senior Notes and that, under the terms of the Indenture, the Company has thirty days to cure the default. Reunion management has been in contact with certain of the Note Holders and holders representing approximately ninety percent of the Senior Notes amount outstanding have expressed their support of the Company.

     Reunion management is continuing to work with its secured lenders as well as other alternative financing sources to enable payment of the Senior Notes $1.616 million interest by November 30. Reunion management currently believes that it will be able to obtain the necessary funds. However, there can be no assurance that management will be successful in their efforts. In addition, Reunion is exploring sales of various assets to alleviate its immediate liquidity issues.


ITEM 7.   Financial Statements, Proforma Financial Information and Exhibits.
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          (c)  Exhibits

               Exhibit No.     Description of Exhibit
               -----------     ----------------------

                  10.40        Press release dated November 1, 2001


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.


Date:  November 8, 2001                          REUNION INDUSTRIES, INC.
       ----------------                                (Registrant)

                                              By: /s/ John M. Froehlich
                                                  ---------------------
                                                    John M. Froehlich
                                                 Executive Vice President
                                                   of Finance and Chief
                                                    Financial Officer




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                                EXHIBIT INDEX

Exhibit No.     Description of Exhibit                                 Page
-----------     ----------------------                                 ----

   10.40        Press release dated November 1, 2001                     4


                                    - 3 -

                                                          EXHIBIT 10.40

                                PRESS RELEASE

                           REUNION INDUSTRIES, INC.

  REUNION INDUSTRIES ANNOUNCES DELAY IN MAKING SENIOR NOTES INTEREST PAYMENT

FOR INFORMATION CONTACT:                             FOR IMMEDIATE RELEASE

John M. Froehlich
Chief Financial Officer
412-281-2111

Pittsburgh, Pennsylvania - November 1, 2001- Reunion Industries, Inc. (Amex -
RUN) announced today that it will be delayed in making its November 1, 2001 semi-annual interest payment of $1.616 million on its 13% Senior Notes due 2003. Reunion management attributes a weak industrial economy as the reason for insufficient funds available under its revolving credit facility to make this interest payment.

Failure to make the November 1 interest payment is a default under the Indenture which supports the 13% Senior Notes. Under the terms of the Indenture, the Company has thirty days to cure the default. Reunion management has been in contact with certain of the Note Holders and holders representing approximately ninety percent of the Senior Notes amount outstanding have expressed their support of the Company.

Reunion management is continuing to work with its secured lenders as well as other alternative financing sources to enable payment of the Senior Notes $1.616 million interest by November 30. Reunion management currently believes that it will be able to obtain the necessary funds. However, there can be no assurance that management will be successful in their efforts. In addition, Reunion is exploring sales of various assets to alleviate its immediate liquidity issues.

Reunion's Metals Group, through its five manufacturing divisions, manufactures and markets a broad range of metal fabricated and machined industrial parts and products, including seamless steel pressure vessels, fluid power cylinders, industrial cranes, leaf springs and storage racks. The Plastics Group manufactures high volume, precision plastics products and thermoset compounds and provides engineered plastics services. Reunion Industries is headquartered at 11 Stanwix Street, Suite 1400, Pittsburgh, Pennsylvania, 15222.

This press release contains forward-looking statements as defined by Section 21E of the Securities Act of 1934, as amended, concerning the Company's expectations about the sales of businesses and estimated proceeds, future results of operations, financial position and cash flows, which are dependent upon future events, including events beyond the control of the Company. Additional information on potential factors and risks that could affect the Company's future operations are contained in the Company's reports and filings with the Securities and Exchange Commission.


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